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EXHIBIT 23.1

                               CONSENT OF KPMG LLP


The Board of Directors
Synopsys, Inc.

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG LLP

Mountain View, California
July 30, 1999